Exhibit 23.5

CONSENT OF WOOD CANADA LIMITED

I, Greg Gosson, on behalf of Wood Canada Limited (“Wood”), consent to the inclusion in this Annual Report on Form 10-K of NovaGold Resources Inc., which is being filed with the United States Securities and Exchange Commission, of references to Wood’s name and to the use of the technical report titled “NI 43-101 Technical Report on the Donlin Gold Project, Alaska, USA”, with an effective date of June 1, 2021 (“2021 Technical Report”), and the information derived from the 2021 Technical Report, including any quotation from or summarization of the 2021 Technical Report.

I also consent to the incorporation by reference in NovaGold Resources Inc.’s registration statements on Form S-8 (Nos. 333-117370; 333-134871; 333-136493; 333-164083; 333-171630, 333-197648 and 333-239776) of the references to Wood’s name, the use of the 2021 Technical Report and the information derived from the 2021 Technical Report, including any quotation from or summarization of the 2021 Technical Report, which are included in the Annual Report on Form 10-K.

Dated this 26th day of January, 2022

On behalf of Wood Canada Limited

By:	/s/ Greg Gosson
Name:	Greg Gosson
Title:	Technical Director, Geology & Compliance

CONSENT OF WOOD CANADA LIMITED

I, Greg Gosson, on behalf of Wood Canada Limited (“Wood”), consent to the inclusion in this Annual Report on Form 10-K of NovaGold Resources Inc., which is being filed with the United States Securities and Exchange Commission, of references to Wood’s name and to the use of the technical report summary titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA”, with a report date of November 30, 2021 (“2021 S-K 1300 Report”) and filed on January 26, 2022, and the information derived from the 2021 S-K 1300 Report, including any quotation from or summarization of the 2021 S-K 1300 Report, and to the filing of the 2021 S-K 1300 Report as an exhibit to the Annual Report on Form 10-K.

I also consent to the incorporation by reference in NovaGold Resources Inc.’s registration statements on Form S-8 (Nos. 333-117370; 333-134871; 333-136493; 333-164083; 333-171630, 333-197648 and 333-239776) of the references to Wood’s name and the use of the 2021 S-K 1300 Report and the information derived from the 2021 S-K 1300 Report, including any quotation from or summarization of the 2021 S-K 1300 Report, which are included in the Annual Report on Form 10-K.

Dated this 26th day of January, 2022

On behalf of Wood Canada Limited

By:	/s/ Greg Gosson
Name:	Greg Gosson
Title:	Technical Director, Geology & Compliance